EXHIBIT 10.49

SECOND AMENDMENT TO, AND WAIVER UNDER,

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO, AND WAIVER UNDER, LOAN AND SECURITY AGREEMENT (this “Second Amendment”) is made and entered into as of July 18, 2003, by and among Mercator Software, Inc., a Delaware corporation (“Parent”), Mercator Software Limited, a company incorporated under the laws of England and Wales (“Mercator UK,” and, collectively with Parent, the “Borrowers”), and Wells Fargo Foothill, Inc. (formerly known as Foothill Capital Corporation), a California corporation, in its capacity as the sole Lender under the Loan Agreement referenced below and in its capacity as the administrative agent (the “Agent”) for such sole Lender.

WITNESSETH:

WHEREAS, the Borrowers, the Lenders and the Agent are parties to that certain Loan and Security Agreement, dated as of December 24, 2002 (as amended, supplemented or modified to date, the “Loan Agreement”), among the Borrowers, the Agent and the Lenders listed on the signature pages thereof;

WHEREAS, pursuant to Section 6.17 of the Loan Agreement (in conjunction with Section 2.7 of the Loan Agreement), the Borrowers were required to enter into Cash Management Agreements and Control Agreements, in each case in form and substance satisfactory to Agent in its Permitted Discretion (the “Section 6.17 Agreements”), on or prior to the earlier of (i) January 31, 2003 and (ii) the first date that Lenders make an Advance to Borrowers pursuant to Section 2.1 of the Loan Agreement;

WHEREAS, the Borrowers have not yet entered into all such Section 6.17 Agreements and, accordingly, absent an effective waiver, a default would exist with respect to the provisions of Section 6.17 of the Loan Agreement (the “Applicable Default”);

WHEREAS, pursuant to a series of waivers, the Agent agreed, subject to the terms and conditions therein, to waive the Applicable Default until June 30, 2003 (the “Initial Extended Date”);

WHEREAS, the Borrowers have not yet entered into all such Section 6.17 Agreements, and the Borrowers have requested, and the Agent has agreed, subject to the terms and conditions herein, to extend the Initial Extended Date and waive the Applicable Default until August 15, 2003 (the “Revised Extended Date”); and

WHEREAS, the Borrowers, the Lenders and the Agent wish to amend the Loan Agreement as herein provided;

NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

Section 1. Definitions. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

Section 2. Waiver. Subject to the terms and conditions herein, the Agent and the Required Lenders hereby waive the Applicable Default so long as the Borrowers enter into all Section 6.17 Agreements on or before the Revised Extended Date; provided, that, notwithstanding such waiver, the Lenders shall have no obligation to make any Advances to the Borrowers pursuant to Section 2.1 of the Loan Agreement until the Borrowers have entered into all Section 6.17 Agreements.

Section 3. Amendments to Loan Agreement. The Loan Agreement is hereby amended, effective as of the date this Second Amendment becomes effective in accordance with Section 5 hereof, as follows:

3.01 Amendment to Section 1.1. The definition of Permitted Investments is hereby amended by deleting clause (f) thereof in its entirety and inserting the following in replacement thereof:

“(f) investments made after the Closing Date by any Borrower or Restricted Subsidiary in any Unrestricted Subsidiary, provided that (i) the aggregate amount of all investments made pursuant to this clause (f) shall not exceed, at any one time outstanding on a net basis, during any fiscal year, $1,000,000 (it being understood and agreed that for purposes of determining the aggregate amount outstanding on a net basis of such investments, the aggregate outstanding amount of investments made by Borrowers and Restricted Subsidiaries in Unrestricted Subsidiaries shall be reduced solely by the aggregate amount of transfers made by Unrestricted Subsidiaries to Borrowers and Restricted Subsidiaries in the form of periodic settlements of costs on a quarterly basis), (ii) no Default or Event of Default shall have occurred and be continuing, both before and immediately after giving effect to any such investment, (iii) the aggregate amount of unrestricted cash and Cash Equivalents of the Borrowers equals or exceeds $10,000,000 after giving effect to such investment, and (iv) the Person making such investment is Solvent, both before and immediately after giving effect to any such investment,”

Section 4. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Second Amendment, each Borrower hereby represents and warrants that:

4.01 No Default. At and as of the date of this Second Amendment and at and as of the Effective Date: (x) prior to giving effect to this Second Amendment, no Default or Event of Default exists except with regard to the Applicable Default and (y) after giving effect to this Second Amendment, no Default or Event of Default exists.

4.02 Representations and Warranties True and Correct. At and as of the date of this Second Amendment and at and as of the Effective Date and both prior to and after giving effect to this Second Amendment, each of the representations and warranties contained in the Loan Agreement and the other Loan Documents is true and correct in all material respects, except as described in Section 4.01.

4.03 Corporate Power, Etc. Such Borrower (a) has all requisite corporate power and authority to execute and deliver this Second Amendment and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Second Amendment and the consummation of the transactions contemplated hereby.

4.04 No Conflict. The execution, delivery and performance by such Borrower of this Second Amendment will not (i) violate any provision of federal, state, or local law or regulation applicable to such Borrower, the Governing Documents of such Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on such Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Borrower, other than Permitted Liens, or (iv) require any unobtained approval of such Borrower’s interestholders or any unobtained approval or consent of any Person under any material contractual obligation of such Borrower.

4.05 Binding Effect. This Second Amendment has been duly executed and delivered by such Borrower and constitutes the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5. Conditions. This Second Amendment shall be effective as of July 18, 2003 (the “Effective Date”) upon the fulfillment by the Borrowers, in a manner satisfactory to the Agent and the Lenders, of all of the following conditions precedent set forth in this Section 5:

5.01 Execution of the Second Amendment. Each of the parties hereto shall have executed and delivered an original counterpart of this Second Amendment.

5.02 Delivery of Other Documents. The Agent shall have received all such instruments, documents and agreements as the Agent may reasonably request, in form and substance reasonably satisfactory to the Agent.

5.03 Representations and Warranties. As of the Effective Date, the representations and warranties set forth in Section 4 hereof shall be true and correct.

5.04 Compliance with Terms. The Borrowers shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by the Borrowers in connection herewith.

Section 6. Covenants. Each Borrower covenants and agrees that on or before the Revised Extended Date, the Borrowers shall have entered into the Section 6.17 Agreements.

Section 7. Miscellaneous.

7.01 Continuing Effect. Except as specifically provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

7.02 No Waiver. This Second Amendment is limited as specified and the execution, delivery and effectiveness of this Second Amendment shall not operate as a modification, acceptance or waiver of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein.

7.03 References.

(a) From and after the Effective Date, the Loan Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Second Amendment.

(b) From and after the Effective Date, (i) all references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby and (ii) all references in the Loan Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to “Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby.

7.04 Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.05 Severability. The provisions of this Second Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Second Amendment in any jurisdiction.

7.06 Counterparts. This Second Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrowers and the Agent.

7.07 Headings. Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.

7.08 Binding Effect; Assignment. This Second Amendment shall be binding upon and inure to the benefit of the Borrowers, the Lenders and the Agent and their respective successors and assigns; provided, however, that the rights and obligations of the Borrowers under this Second Amendment shall not be assigned or delegated without the prior written consent of the Agent.

7.09 Expenses. The Borrowers agree to pay the Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Agent (who may be employees of the Agent), incurred by the Agent in connection with the preparation, negotiation and execution of this Second Amendment and any document required to be furnished herewith.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MERCATOR SOFTWARE, INC., a Delaware corporation, as Parent and Borrower,

By:	/s/ Kenneth J. Hall
Title:	EVP, CFO & Treasurer

MERCATOR SOFTWARE LIMITED, a company incorporated under the laws of England and Wales, as Borrower,

By:	/s/ Roy C. King
Title:

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as Lender,

By:	/s/ Andrew T. Furlong III
Title:	Vice President